Exhibit 10.46

Type:	Warrant
Warrant Holder:	[_________]
Aggregate Principal Amount of Series A Junior Subordinated Notes:	$[_________]
Exercise Price:	$1.00 per each $1.00 Aggregate Principal Amount of Series A Junior Subordinated Notes
Grant Date:	[_________]

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS WARRANT WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS AS SET FORTH IN THIS WARRANT AND THE FORM OF SERIES A JUNIOR SUBORDINATED NOTE ANNEXED HERETO AS EXHIBIT A.

KAMD HOLDINGS, INC.

WARRANT

This warrant to purchase and subscribe for the Aggregate Principal Amount of Series A Junior Subordinated Notes (the “Notes”), is granted by KAMD Holdings, Inc. (the “Company”) to the Warrant Holder. The initially capitalized terms Warrant Holder, Grant Date, Aggregate Principal Amount of Series A Junior Subordinated Notes and Exercise Price shall have the meanings set forth above.

WHEREAS, the Warrant Holder was granted a security agreement to purchase shares of common stock of the Company (“Stock”) at a price per share of $1.00 per share of Stock (the “Original Security Agreement”).

WHEREAS, in connection with the recapitalization of the capital structure of the Company in accordance with that certain Agreement and Plan of Merger dated March 5, 2018, by and between the Company and KAMD Merger Sub, Inc., the Original Security Agreement was converted into a Warrant to purchase the Notes, pursuant to the terms set forth herein.

The Original Security Agreement is hereby amended and restated as set forth herein.

1. GRANT OF WARRANT.

a. This certificate evidences the grant by the Company on the Grant Date to the Warrant Holder of a warrant to purchase, in whole or in part, on the terms provided herein.

b. The latest date on which this warrant may be exercised (the “Expiration Date”) is the earlier of (i) the tenth anniversary of the Grant Date or (ii) the termination of this warrant in accordance with the terms hereof.

c. This warrant is fully vested and is exercisable as of the date hereof. This warrant shall remain exercisable until the earlier of (a) the Expiration Date or (b) the date on which it otherwise ceases to be exercisable under the terms of this warrant.

2. EXERCISE OF WARRANT. Each election to exercise this warrant shall be in writing, signed by the Warrant Holder, by his or her legal representative in the case of the Warrant Holder’s incapacity, or by his or her executor or administrator or by the person or persons to whom this warrant is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and received by the Company at its principal office, stating the Aggregate Principal Amount of Series A Junior Subordinated Notes being purchased and accompanied by payment in full of the aggregate Exercise Price, in the manner specified in the following sentence, and by such additional reasonable documentation evidencing the right to exercise (or, in the case of a Legal Representative, of the authority of such person) as the Company may require. The aggregate Exercise Price shall be paid for in cash, by check acceptable to the Company (determined in accordance with such guidelines as the board of directors of the Company (the “Board”) may prescribe), by money order payable to the order of the Company, or such other legally permissible means, if any, as permitted by the Board.

3. REPRESENTATIONS AND WARRANTIES OF WARRANT HOLDER. The Warrant Holder represents and warrants that the following representations are true and correct as of the date hereof and as of the date(s) of exercise of this warrant.

a. Acquisition of Warrant for Personal Account. The Warrant Holder represents and warrants that it is acquiring this warrant and the Notes for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof.

b. Securities Are Not Registered. The Warrant Holder recognizes that this warrant and the Notes have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this warrant have been complied with.

c. Accredited Investor Status. The Warrant Holder is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4. SERIES A JUNIOR SUBORDINATED NOTE. In addition to the terms and provisions of this warrant, upon exercise of any portion of this warrant, any Notes received upon the exercise of this warrant shall be subject to the terms and conditions set forth in the Form of Series A Junior Subordinated Note annexed hereto as Exhibit A (the “Note Agreement”). The principal balance of the Notes underlying this warrant shall bear, and be deemed to have borne, simple interest beginning on March 5, 2018 and thereafter at a fixed annual rate of twelve percent (12%) accruing daily based on a 365-day year, and will be payable to the Warrant Holder with respect to the exercised portion of this warrant pursuant to the terms of the Note Agreement. For the avoidance of doubt, no interest shall be payable to the Warrant Holder with respect to the Notes prior to the exercise of this warrant.

5. RESTRICTIONS ON TRANSFER. Certificates evidencing any Notes issued upon exercise of this warrant may bear the legends included in the Note Agreement, in addition to any legends that may be required by federal or state securities law, as determined by the Company in its sole discretion.

6. NONTRANSFERABILITY OF WARRANT. This warrant is not transferable by the Warrant Holder without the prior written consent of the Company, other than by will or the applicable laws of descent and distribution, and is exercisable during the Warrant Holder’s lifetime only by the Warrant Holder or by his or her legal representative in the case of the Warrant Holder’s incapacity

7. NOTICES. All notices, requests, claims, demands and other communications hereunder will be in writing and will be deemed given (i) when delivered after mailing by certified mail (postage prepaid, return receipt requested), (ii) when delivered by hand, (iii) upon confirmation of receipt by facsimile, (iv) one (1) Business Day after sending by overnight delivery service to the respective parties at the addresses in the record books of the Company or (v) when sent by electronic mail. For purposes hereof, notice to the Company shall be provided to:

KAMD Holdings, Inc.

c/o Kohlberg Management VII, L.P.,

111 Radio Circle,

Mt. Kisco, New York 10549

Attention: Christopher Anderson

Facsimile: (914) 241-7476

Email: anderson@kohlberg.com

8. ADMINISTRATION. The Board shall have discretionary authority to interpret this warrant and to decide any questions and settle all controversies and disputes that may arise in connection with this warrant. Such determinations of the Board shall be made in good faith, conclusive, and bind the Company and the Warrant Holder. The Board shall also have the authority, both generally and in particular instances, to waive compliance by the Warrant Holder with any obligation to be performed by him or her under this warrant and to otherwise accelerate the vesting or exercisability of this warrant, to waive any condition or provision of this warrant, and to amend or cancel this warrant.

9. TERMINATION.

a. subject to (b) below, all vested warrants held by a Warrant Holder immediately prior to the Warrant Holder’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending following the Warrant Holder’s death or (ii) the period ending on the latest date on which this warrant could have been exercised without regard to this Section 9, and will thereupon terminate; and

b. The Board may cancel, rescind, or otherwise limit this warrant or any Notes underlying this warrant at any time if the Warrant Holder breaches any agreement with the Company or any of its Affiliates (as defined below) with respect to non-competition, non-solicitation, or non-hire.

“Affiliate” means with respect to any specified person, (a) any other person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural person, any member of the immediate family of such natural person.

10. WAIVER OF JURY TRIAL. The Warrant Holder waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under this warrant, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. The Warrant Holder certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

11. Governing Law. This warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Company has caused this warrant to be executed under its corporate seal by its duly authorized officer. This warrant shall take effect as a sealed instrument.

KAMD HOLDINGS, INC.

By:___________________________
Name: [_________]
Title: [_________]

Dated: [_________], 20[__]

ACCEPTANCE AND AGREEMENT OF WARRANT HOLDER

As of the date of this warrant, the undersigned Warrant Holder, hereby accepts all of the terms and provisions set forth in this warrant, acknowledges that he or she has reviewed this warrant and has had an opportunity to ask questions and receive answers satisfactory to the Warrant Holder regarding the same and agrees that all terms and provisions of this warrant shall be binding upon the undersigned and each of the undersigned’s heirs, executors, administrators, estate, successors, assigns and legal representatives.

[_________]

EXHIBIT A

FORM OF SERIES A JUNIOR SUBORDINATED NOTE

THIS SERIES A JUNIOR SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THIS SERIES A JUNIOR SUBORDINATED NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE TO THE SENIOR DEBT (AS DEFINED BELOW) IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN.

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE MAY BE DEEMED TO HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (‘‘OID’’) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), AND THIS LEGEND IS REQUIRED BY TREASURY REGULATIONS PROMULGATED UNDER SECTION 1275(C) OF THE CODE.

PAYEE MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THIS NOTE BY CONTACTING JASON BLAIN/PRESIDENT AND CHIEF EXECUTIVE OFFICER, SPINAL ELEMENTS, (760) 607-1812, 3115 MELROSE DRIVE, SUITE 200, CARLSBAD, CA 92010.

US $[_________]	[_________], 20[__]

FOR VALUE RECEIVED, KAMD Holdings, Inc., a Delaware corporation (“Maker”), hereby promises to pay to [_________], a [_________](“Payee”), the aggregate principal amount of $[ ], on the terms and conditions set forth herein, and to pay to Payee interest on the unpaid principal balance hereof at the rate and on the terms and conditions set forth herein.

Payment of Principal. The principal amount of this Note, together with all unpaid interest accrued hereon, shall be due and payable on March 5, 2025 (the “Maturity Date”).

Payment of Interest. Except as otherwise expressly provided herein, the unpaid principal balance due hereunder shall bear simple interest from March 5, 2018 and thereafter at a fixed annual rate of twelve percent (12%) accruing daily based on a 365-day year (the “Interest Rate”).

Business Days. Whenever payment of principal of, or interest on, this Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal hereunder shall accrue during such extension and shall be payable on such succeeding Business Day. As used herein, the term “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

Subordination; Rank. This Note and the payment or pre-payment, if any, of any and all of the obligations under this Note shall at all times be and remain subordinate and junior in right of payment to all obligations, liabilities and indebtedness of every nature owing by Maker from time to time to the holders of the Series C Senior Notes issued by Maker pursuant to the terms of such notes; and all other obligations, liabilities and indebtedness of every nature owing by Maker from time to time, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms subordinate and junior to or on a parity with this Note (collectively, the “Senior Debt”).

Late Payment. Any principal amount of this Note that is not paid pursuant to the terms of this Note when due and payable on the Maturity Date, shall, from and after such Default (as defined below), in addition to the Interest Rate, accrue additional simple interest at a fixed annual rate of one and a half percent (1.5%) accruing daily and compounding annually based on a 365-day year until such unpaid principal amount has been paid in full.

Optional Prepayment. Maker may, at its option at any time and from time to time hereafter, prepay, in whole or in part, without premium or penalty, the outstanding principal amount of this Note, together with accrued but unpaid interest on such principal amount to the date of prepayment.

Defaults. Maker shall be deemed in default hereunder upon the occurrence of any of the following (a “Default”):

The failure of Maker to make the payment of principal or interest due hereunder within fifteen (15) Business Days after the Maturity Date;

Maker shall have entered against it by a court having jurisdiction thereof a decree or order for relief in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official shall be appointed for Maker or for any substantial part of Maker’s property; or the winding up or liquidation of Maker’s affairs shall have been ordered or a petition or application for an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall have been instituted and shall not be dismissed within ninety (90) days;

Maker shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or consent to the entry of an order for such relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Maker or for any substantial part of Maker’s property; or make any general assignment for the benefit of creditors;

Maker shall have consummated a public offering and sale of capital stock of Maker for cash pursuant to an effective registration statement on Form S-1 (or any successor form) under the Securities Act of 1933, as amended; or

Maker shall have experienced a Change of Control.

As used herein, “Change of Control” means the occurrence hereafter of any of the following:

(i) the sale, lease, license or transfer, in one or a series of related transactions, of all or substantially all of the assets of Maker and its direct and indirect subsidiaries, taken as a whole, to any person other than Kohlberg Management VII, L.P., Kohlberg Investors VII, L.P., Kohlberg Investors VII-B, L.P., Kohlberg Investors VII-C, L.P., Kohlberg TE Investors VII, L.P., Kohlberg TE Investors VII-B, L.P., Kohlberg Partners VII, L.P., KOCO Investors VII, L.P. or their affiliates (together, “Permitted Holders”); or

(ii) any transaction or series of related transactions, whether or not Maker is a party thereto, after giving effect to which, capital stock representing in excess of fifty percent (50%) of the voting power of Maker is owned directly, or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended) of persons, that is not controlled by Permitted Holders.

Consequence of Default. Upon the occurrence of a Default, the entire then unpaid principal balance hereof and all interest then accrued and unpaid thereon and all other sums payable hereunder shall, at the option of Payee, become immediately due and payable. Notwithstanding the foregoing, if there shall occur a Default under Sections 8(b) or (c) above, the entire then unpaid principal balance hereof and all interest then accrued and unpaid thereon and all other sums payable hereunder shall become immediately due and payable without any action on the part of Payee.

No Assignment. This Note may not be assigned or transferred (by operation of law or otherwise) by either the Maker or the Payee without the prior written consent of the other party.

Cancellation of Promissory Note. Upon payment in full, the Payee shall promptly mark this Note as cancelled and return the original Note to the Maker, and this Note shall be of no further effect.

Notice. Any notice, demand, request or deliver required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed given (a) when delivered personally or when sent by electronic mail or by facsimile transmission, (b) on the next Business Day after timely delivery to a generally recognized overnight courier and (c) the third Business Day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), address to the party at such party’s address as set forth below or as subsequently modified by written notice delivered as provided herein, as follows:

if to the Maker:

KAMD Holdings, Inc.

c/o Kohlberg & Co., LLC

111 Radio Circle

Mt. Kisco, NY 10549

Attention: Christopher Anderson

Facsimile: (914) 241-7476

Email: anderson@kohlberg.com

(b) if to the Payee, to the registered address for Payee contained in the books and records of the Maker.

Miscellaneous.

Principal and interest due hereunder shall be payable in lawful money of the United States of America. All payments shall be applied first to accrued and unpaid interest and thereafter to principal.

No delay or omission on the part of Payee in the exercise of any right or remedy hereunder shall operate as a waiver thereof.

No amendment, modification, termination or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Maker and Payee.

If interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest.

All payments made by Maker to Payee hereunder shall be made to such accounts or addresses as Payee shall direct in writing to Maker at least three (3) Business Days prior to the date of such payment.

This Note is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles that would require the application of the laws of any other jurisdiction. Any proceeding arising out of or relating to this Note shall be brought in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court in Delaware. This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement among the parties to waive any objections to jurisdiction, to venue or to convenience of forum.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE.

IN WITNESS WHEREOF, this Note has been executed as of the date first set forth above.

KAMD HOLDINGS, INC.

By:

Name:
Title: